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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement, on Form SB-2 filed July 30, 2004, of our report dated March 31, 2004 on the consolidated balance sheet of IMCOR Pharmaceutical Co. (formerly Photogen Technologies, Inc.) as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2003, which appears in the Form SB-2. We also consent to the reference to our Firm under the heading "Experts" in this Registration Statement.

/s/ Moss Adams LLP
Moss Adams LLP
San Diego, California
July 30, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS